Exhibit 10(c)59


                              SEPARATION AGREEMENT

          THIS SEPARATION AGREEMENT ("Agreement") made and entered into by and between GEORGIA POWER COMPANY (the "Company") and ROBERT H. HAUBEIN, JR. ("Employee").

                               W I T N E S S E T H

          WHEREAS, Employee has been employed by the Company for approximately thirty-four (34) years; WHEREAS, Employee is a highly compensated employee of the Company and is a member of its management; WHEREAS, in order to be eligible for benefits under this Agreement, the parties have agreed that Employee must terminate employment with the Company on April 30, 2002;

          WHEREAS, the parties desire to delineate their respective rights, duties, and obligations attendant to such termination of employment, and desire to reach an accord and satisfaction of all claims arising from Employee's employment and his termination of employment, with appropriate releases; and

          WHEREAS, the Company desires to compensate Employee for service he has provided or will provide for the Company;

          NOW, THEREFORE, in consideration of the premises, and the agreements of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. Termination of Employment. Upon Employee's execution of this Agreement, voluntary termination of employment with the Company on April 30, 2002 (the Employee's "Termination Date"), and effectiveness of the Release attached hereto as Exhibit 1 (such effectiveness being no earlier than Employee's Termination Date), the Company agrees to pay to Employee or his spouse or his estate, as applicable, the amounts described in Paragraph 2 hereof. Employee covenants and agrees that the consideration set forth in Paragraph 2 is in full satisfaction of all sums owed to Employee, if any, by the Company, and constitutes good and complete consideration for his Release attached hereto as Exhibit 1, those non-disclosure and non-interference obligations under Paragraphs 5, 6, 7, 8 and 9 hereof and all other obligations and covenants of Employee contained herein, including, but not limited to, Paragraph 4. Employee agrees that this Agreement provides him certain benefits to which he would not otherwise be entitled.

         2. Severance Payment to Employee. On the first day of the first month following both the Employee's Termination Date and the effective date of the Release attached hereto as Exhibit 1 (such effective date being no earlier than Employee's Termination Date), the Company shall pay to Employee an amount equal to Seven Hundred Seventy-Three Thousand Dollars ($773,000). In the event of a Southern Change in Control or a Subsidiary Change in Control affecting Employee as defined in the Southern Company Change in Control Benefit Plan Determination Policy, any unpaid amounts shall be paid in a lump sum as soon as practicable after the occurrence of such an event. In the event Employee dies before receiving payment of the amounts described in this Paragraph 2 hereof, such amounts shall be paid to Employee's spouse, if living, or if not, to the Employee's estate. In accordance with Paragraph 20, Employee shall be responsible for all state and federal income taxes and his share of FICA taxes owed on the foregoing amounts, and Company shall make appropriate withholding of these amounts.

          3. Publicity; No Disparaging Statement. Except as otherwise provided in Paragraph 13 hereof, Employee and the Company covenant and agree that they shall not engage in any communications which shall disparage one another or interfere with their existing or prospective business relationships.

         4. No Employment. Employee agrees that he shall not seek re-employment as an employee or independent contractor with the Company or The Southern Company or any of its subsidiaries or affiliates (collectively, for purposes of this Paragraph 4, "The Southern Company System"), for a period of twenty-four
(24) months following the execution of the Release attached hereto as Exhibit 1. The Company or any member of The Southern Company System shall not rehire the Employee as an employee or independent contractor for a period of twenty-four
(24) months following the Employee's execution of the Release attached hereto as
Exhibit 1, unless an exceptional business reason exists for rehiring the Employee and a committee, comprised of (i) an officer from the business unit seeking to rehire the Employee and (ii) the Southern Company Vice President, Employee Relations & Associate General Counsel, approves of such rehiring.

         5.       Business Protection Provision Definitions.

          (a) Preamble. As a material inducement to the Company to enter into this Agreement, and its recognition of the valuable experience, knowledge and proprietary information Employee gained from his employment with the Company, Employee warrants and agrees he will abide by and adhere to the following business protection provisions in Paragraphs 5, 6, 7, 8 and 9 herein.

          (b) Definitions. For purposes of Paragraphs 5, 6, 7, 8 and 9 herein, the following terms shall have the following meanings:

         (i) "Competitive Position" shall mean any employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between the Employee and any person or Entity engaged wholly or in material part in the business that the Company is engaged in (the "Business") whereby the Employee is required to or does perform services on behalf of or for the benefit of such person or Entity which are substantially similar to the services Employee participated in or directed while employed by the Company, The Southern Company or any of their respective affiliates (collectively the "Southern Entities").

         (ii) "Confidential Information" shall mean the proprietary or confidential data, information, documents or materials (whether oral, written, electronic or otherwise) belonging to or pertaining to the Company or other Southern Entities, other than "Trade Secrets" (as defined below), which is of tangible or intangible value to any of the Southern Entities and the details of which are not generally known to the competitors of the Southern Entities. Confidential Information shall also include: (A) any items that any of the Southern Entities have marked "CONFIDENTIAL" or some similar designation or are otherwise identified as being confidential; and (B) all non-public information known by or in the possession of Employee related to or regarding any proceedings involving or related to the Southern Affiliates before the Georgia Public Service Commission or other Entities.

         (iii) "Entity" or "Entities" shall mean any business, individual, partnership, joint venture, agency, governmental agency, body or subdivision, association, firm, corporation, limited liability company or other entity of any kind.

         (iv) "Territory" shall include the States of Georgia, Alabama, Mississippi or Florida.

         (v) "Trade Secrets" shall mean information or data of or about any of the Southern Entities, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers that: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Employee agrees that trade secrets include non-public information related to the rate making process of the Southern Entities and any other information which is defined as a "trade secret" under applicable law.

         (vi) "Work Product" shall mean all tangible work product, property, data, documentation, "know-how," concepts or plans, inventions, improvements, techniques and processes relating to the Southern Entities that were conceived, discovered, created, written, revised or developed by Employee during the term of his employment with the Company.

          6. Nondisclosure: Ownership of Proprietary Property.

                  (a) In recognition of the need of the Company to protect its legitimate business interests, Confidential Information and Trade Secrets, Employee hereby covenants and agrees that Employee shall regard and treat Trade Secrets and all Confidential Information as strictly confidential and wholly-owned by the Company and shall not, for any reason, in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, misappropriate or otherwise communicate any such item or information to any third party or Entity for any purpose other than in accordance with this Agreement or as required by applicable law: (i) with regard to each item constituting a Trade Secret, at all times such information remains a "trade secret" under applicable law, and (ii) with regard to any Confidential Information, for a period of three (3) years following the Termination Date (hereafter the "Restricted Period").

                  (b) Employee shall exercise best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information, and he shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware. Employee shall assist the Company, to the extent necessary, in the protection of or procurement of any intellectual property protection or other rights in any of the Trade Secrets or Confidential Information.

                  (c) All Work Product shall be owned exclusively by the Company. To the greatest extent possible, any Work Product shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. ss. 101 et seq., as amended), and Employee hereby unconditionally and irrevocably transfers and assigns to the Company all right, title and interest Employee currently has or may have by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks (and the goodwill associated therewith), trade secrets, service marks (and the goodwill associated therewith) and other intellectual property rights. Employee agrees to execute and deliver to the Company any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate, from time to time, to protect the rights granted herein or to vest complete title and ownership of any and all Work Product, and all associated intellectual property and other rights therein, exclusively in the Company.

                  (d) Employee represents and agrees that he will keep all terms and provisions of this Agreement completely confidential, except for possible disclosures to his legal advisors or to the extent required by law, and Employee further agrees that he will not disclose the terms, provisions or information contained in or concerning this Agreement to anyone, including, but not limited to, any past, present, or prospective employee or applicant for employment with the Company. Employee agrees that he may only disclose to future, potential employers of Employee that he participates in a Separation Agreement with the Company which imposes certain restrictions on him.

         7.       Non-Interference With Employees.

                  Employee covenants and agrees that during the Restricted Period he will not, either directly or indirectly, alone or in conjunction with any other person or Entity: (A) actively recruit, solicit, attempt to solicit, or induce any person who, during such Restricted Period, or within one year prior to the Termination Date, was an exempt employee of the Company or any of its subsidiaries, or was an officer of any of the other Southern Entities to leave or cease such employment for any reason whatsoever; or (B) hire or engage the services of any such person described in Paragraph 7(A) in any business substantially similar or competitive with that in which the Southern Entities were engaged during his employment.

         8.       Non-Interference With Customers.

                  (a) Employee acknowledges that in the course of employment, he has learned about Company's business, services, materials, programs and products and the manner in which they are developed, marketed, serviced and provided. Employee knows and acknowledges that the Company has invested considerable time and money in developing its programs, agreements, offices, representatives, services, products and marketing techniques and that they are unique and original. Employee further acknowledges that the Company must keep secret all pertinent information divulged to Employee and Company's business concepts, ideas, programs, plans and processes, so as not to aid Company's competitors. Accordingly, Company is entitled to the following protection, which Employee agrees is reasonable:

         (b) Employee covenants and agrees that for a period of two (2) years following the Termination Date, he will not, on his own behalf or on behalf of any person or Entity, solicit, direct, appropriate, call upon, or initiate communication or contact with any person or entity or any representative of any person or entity, with whom Employee had contact during his employment, with a view toward the sale or the providing of any product, equipment or service sold or provided or under development by Company during the period of two (2) years immediately preceding the date of Employee's termination. The restrictions set forth in this section shall apply only to persons or entities with whom Employee had actual contact during the two (2) years prior to termination of employment with a view toward the sale or providing of any product, equipment or service sold or provided or under development by Company.

         9.       Non-Interference With Business.

                  (a) Employee and Company expressly covenant and agree that the scope, territorial, time and other restrictions contained in this entire Agreement constitute the most reasonable and equitable restrictions possible to protect the business interest of the Company given: (i) the business of the Company; (ii) the competitive nature of the Company's industry; and (iii) that Employee's skills are such that he could easily find alternative, commensurate employment or consulting work in his field which would not violate any of the provisions of this Agreement. The Employee further acknowledges that the payments described in Paragraph 2 are also in consideration of his covenants and agreements contained in Paragraphs 5 through 9 hereof.

                  (b) Employee covenants and agrees to not obtain or work in a Competitive Position within the Territory for a period of two (2) years from the Termination Date.

         10. Return of Materials. Upon the Employee's termination, or at any point after that time upon the specific request of the Company, Employee shall return to the Company all written or descriptive materials of any kind belonging or relating to the Company or its affiliates, including, without limitation, any originals, copies and abstracts containing any Work Product, intellectual property, Confidential Information and Trade Secrets in Employee's possession or control.

         11. Cooperation. The parties agree that as a result of Employee's duties and activities during his employment, Employee's reasonable availability may be necessary for the Company to meaningfully respond to or address actual or threatened litigation, or government inquiries or investigations, or required filings with state, federal or foreign agencies (hereinafter "Company Matters"). Upon request of the Company, and at any point following termination of employment, Employee will make himself available to the Company for reasonable periods consistent with his future employment, if any, by other Entities and will cooperate with its agents and attorneys as reasonably required by such Company Matters. The Company will reimburse Employee for any reasonable out-of-pocket expenses associated with providing such cooperation.

         12. Termination with Cause. In the event of Employee's termination of employment for Cause at any time, the Employee shall forfeit the entire benefit provided in Paragraph 2 and the Company shall have no further obligations with respect to any amount under this Agreement. As used in this Agreement, the term "Cause" shall mean gross negligence or willful misconduct in the performance of the duties and services required in the course of employment by the Company; the final conviction of a felony or misdemeanor involving moral turpitude; the carrying out of any activity or the making of any statement which would prejudice the good name and standing of any of the Southern Entities or would bring any of the Southern Entities into contempt, ridicule or would reasonably shock or offend any community in which any of the Southern Entities is located; a material breach of the fiduciary obligations owed by an officer and an employee to any of the Southern Entities; or the Employee's unsatisfactory performance of the duties and services required by his or her employment.

         13. Confidentiality and Legal Process. Employee represents and agrees that he will keep the terms, amount and fact of this Agreement confidential and that he will not hereafter disclose any information concerning this Agreement to any one other than his personal agents, including, but not limited to, any past, present, or prospective employee or applicant for employment with Company. Notwithstanding the foregoing, nothing in this Agreement is intended to prohibit Employee from performing any duty or obligation that shall arise as a matter of law. Specifically, Employee shall continue to be under a duty to truthfully respond to any legal and valid subpoena or other legal process. This Agreement is not intended in any way to proscribe Employee's right and ability to provide information to any federal, state or local government in the lawful exercise of such governments' governmental functions.

         14. Successors And Assigns; Applicable Law. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs, administrators, representatives, executors, successors and assigns, and shall be binding upon and inure to the benefit of the Company and its officers, directors, employees, agents, shareholders, parent corporation and affiliates, and their respective predecessors, successors, assigns, heirs, executors and administrators and each of them, and to their heirs, administrators, representatives, executors, successors and assigns. This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia, United States of America (without giving effect to principles of conflicts of laws).

         15. Complete Agreement. This Agreement shall constitute the full and complete Agreement between the parties concerning its subject matter and fully supersedes any and all other prior Agreements or understandings between the parties concerning the subject matter hereof. This Agreement shall not be modified or amended except by a written instrument signed by both Employee and an authorized representative of the Company.

         16. Severability. The unenforceability or invalidity of any particular provision of this Agreement shall not affect its other provisions, and to the extent necessary to give such other provisions effect, they shall be deemed severable. The judicial body interpreting this Agreement shall be authorized and instructed to rewrite any of the sections which are enforceable as written in such a fashion so that they may be enforced to the greatest extent legally possible. Employee acknowledges and agrees that the covenants and agreements contained in this Agreement, including, without limitation, the covenants and agreements contained in Paragraphs 5, 6, 7, 8 and 9, shall be construed as covenants and agreements independent of each other or any other contract between the parties hereto and that the existence of any claim or cause of action by Employee against Company, whether predicted upon this Agreement or any other contract, shall not constitute a defense to the enforcement by Company of said covenants and agreements.

         17. Waiver Of Breach; Specific Performance. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach. Each of the parties to this Agreement will be entitled to enforce its or his rights under this Agreement, specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         18. Unsecured General Creditor. The Company shall neither reserve nor specifically set aside funds for the payment of its obligations under this Agreement, and such obligations shall be paid solely from the general assets of the Company. Notwithstanding that Employee may be entitled to receive the value of his benefit under the terms and conditions of this Agreement, the assets from which such amount may be paid shall at all times be subject to the claims of the Company's creditors.

         19. No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which Employee may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Company.

          20. Tax Withholding. There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of Employee.

         21. Compensation. Any compensation contributed on behalf of Employee under this Agreement shall not be considered "compensation," as the term is defined in The Southern Company Employee Savings Plan, The Southern Company Employee Stock Ownership Plan, The Southern Company Performance Sharing Plan or The Southern Company Pension Plan. Payments under this Agreement shall not be considered wages, salaries or compensation under any other employee benefit plan.

          22. No Guarantee of Employment. No provision of this Agreement shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship of Employee and the Company.

         23. Interpretation. The judicial body interpreting this Agreement shall not more strictly construe the terms of this Agreement against one party, it being agreed that both parties and/or their attorneys or agents have negotiated and participated in the preparation hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement,
this ___ day of ________________,        .

                                    "COMPANY"
                            GEORGIA POWER COMPANY
                            By:
                                     ---------------------------------------
                            Its:
                                     ---------------------------------------

                                   "EMPLOYEE"
                             ROBERT H. HAUBEIN, JR.

                                                                   EXHIBIT 1 to
                                                           Separation Agreement
                                                    with Robert H. Haubein, Jr.

                                RELEASE AGREEMENT

          THIS RELEASE ("Release") is made and entered into by and between ROBERT H. HAUBEIN, JR. ("Employee") and GEORGIA POWER COMPANY, and its successor or assigns ("Company").

         WHEREAS, Employee and Company have agreed that Employee's employment with Georgia Power Company shall terminate on April 30, 2002;

         WHEREAS, Employee and the Company have previously entered into that certain Separation Agreement, dated _________________, ______ ("Agreement"), that this Release is incorporated therein by reference;

         WHEREAS, Employee and Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Employee's employment, and his termination of employment, with appropriate releases, in accordance with the Agreement;

         WHEREAS, the Company desires to compensate Employee in accordance with the Agreement for service he has or will provide for the Company;

         NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth in this Release, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. Release. Employee does hereby remise, release and forever discharge the Company and its officers, directors, employees, agents, shareholders, parent corporation and affiliates, and their respective predecessors, successors, assigns, heirs, executors and administrators (collectively, "Releasees"), of and from all manner of actions and causes of action, suits, debts, claims and demands whatsoever at law or in equity, known or unknown, actual or contingent, including, but not limited to, any claims which have been asserted, or could be asserted now or in the future, against any Releasees arising under any and all federal, state or local laws and any common law claims, and including, but not limited to, any claims Employee may have pursuant to the Age Discrimination in Employment Act and any claims to benefits under any and all offer letters, employment or separation agreements, or bonus, severance, workforce reduction, early retirement, out-placement, or other similar plans sponsored by the Company, now or hereafter recognized (collectively, "Claims"), which he ever had or now has or may in the future have, by reason of any matter, cause or thing arising out of his employment relationship and privileges, his serving as an employee of the Company or the separation from his employment relationship or affiliation as an employee of the Company as of the date of this Release against each of the Releasees. Notwithstanding the foregoing, Employee does not release any Claims under the Age Discrimination in Employment Act that may arise after his execution of this Release.

          2. No Assignment of Claim. Employee represents that he has not assigned or transferred, or purported to assign or transfer, any Claims or any portion thereof or interest therein to any party prior to the date of this Release.

          3. Compensation. In accordance with the Separation Agreement, the Company agrees to pay the Employee, his spouse or his estate, as the case may be, the amounts provided in Paragraph 2 of the Agreement.

         4. No Admission Of Liability. This Release shall not in any way be construed as an admission by the Company or Employee of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his employees or agents.

         5. Voluntary Execution. Employee warrants, represents and agrees that he has been encouraged in writing to seek advice from anyone of his choosing regarding this Release, including his attorney and accountant or tax advisor prior to his signing it; that this Release represents written notice to do so; that he has been given the opportunity and sufficient time to seek such advice; and that he fully understands the meaning and contents of this Release. He further represents and warrants that he was not coerced, threatened or otherwise forced to sign this Release, and that his signature appearing hereinafter is voluntary and genuine. EMPLOYEE UNDERSTANDS THAT HE MAY TAKE UP TO TWENTY-ONE
(21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS RELEASE.

         6. Ability to Revoke Agreement. EMPLOYEE UNDERSTANDS THAT HE MAY REVOKE THIS RELEASE BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN
(7) DAYS OF HIS EXECUTION OF THIS RELEASE AND THAT THIS RELEASE IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD. HE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS RELEASE WILL BE BINDING UPON HIM AND HIS HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

Acknowledged and Agreed To:
                                    "COMPANY"
                                 GEORGIA POWER COMPANY
                                 By:
                                     -----------------------------------
                                 Its:
                                     -----------------------------------

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE. I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

                                   "EMPLOYEE"
                             ROBERT H. HAUBEIN, JR.

Date_____         _________

WITNESSED BY:

--------------------------------------------

--------------------------------------------
Date

                     FIRST AMENDMENT TO SEPARATION AGREEMENT

         This First Amendment to Separation Agreement made and entered into by and between GEORGIA POWER COMPANY ("Company") and ROBERT H. HAUBEIN, JR. ("Mr. Haubein"), effective as of the 21st day of December, 2001.

                              W I T N E S S E T H:

          WHEREAS, Company and Mr. Haubein previously entered into a Separation Agreement ("Agreement"); and WHEREAS, Company and Mr. Haubein desire to amend the Agreement to (i) clarify that the payment under the Agreement is in exchange for services Mr. Haubein provided to the Company as an employee of the Company, as well as services Mr. Haubein provided to the Company as an employee of any other affiliate or subsidiary of The Southern Company, and (ii) provide for the payment of benefits in the event Mr. Haubein terminates from the Company or any other affiliate or subsidiary of The Southern Company on April 30, 2002.

         NOW, THEREFORE, in consideration of the premises, the agreements of the parties set forth in this First Amendment to Separation Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

          1. Each reference to "Employee" in the Agreement is deleted, and "Mr. Haubein" shall be inserted in lieu thereof.

          2. All of the "Whereas" provisions in the Agreement are deleted in their entirety, and the following is inserted in lieu thereof:

          WHEREAS, Mr. Haubein has been employed by the Company or another affiliate or subsidiary of The Southern Company for approximately thirty-four
(34) years;

          WHEREAS, Mr. Haubein was a highly compensated employee of the Company and was a member of its management;

          WHEREAS, in order to be eligible for benefits under this Agreement, the parties have agreed that Mr. Haubein must terminate employment with the Company or any other affiliate or subsidiary of The Southern Company on April 30, 2002;

          WHEREAS, the parties desire to delineate their respective rights, duties, and obligations attendant to such termination of employment, and desire to reach an accord and satisfaction of all claims arising from Mr. Haubein's employment and his termination of employment, with appropriate releases; and

          WHEREAS, the Company desires to compensate Mr. Haubein for services he has provided and will provide for the Company as an employee of the Company and as an employee of any other affiliate or subsidiary of The Southern Company;

          3. Paragraph 1 of the Agreement is deleted in its entirety, and the following is inserted in lieu thereof:

                  1. Termination of Employment. Upon Mr. Haubein's execution of this Agreement, voluntary termination of employment with the Company or any other affiliate or subsidiary of The Southern Company on April 30, 2002 (Mr. Haubein's "Termination Date"), and effectiveness of the Release attached hereto as Exhibit 1 (such effectiveness being no earlier than Mr. Haubein's Termination Date), the Company agrees to pay to Mr. Haubein or his spouse or his estate, as applicable, the amounts described in Paragraph 2 hereof. Mr. Haubein covenants and agrees that the consideration set forth in Paragraph 2 is in full satisfaction of all sums owed to Mr. Haubein, if any, by the Company, and constitutes good and complete consideration for his Release attached hereto as Exhibit 1, those non-disclosure and non-interference obligations under Paragraphs 5, 6, 7, 8 and 9 hereof and all other obligations and covenants of Mr. Haubein contained herein, including, but not limited to, Paragraph 4. Mr. Haubein agrees that this Agreement provides him certain benefits to which he would not otherwise be entitled.

          4. Paragraph 12 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

                  12. Termination with Cause. In the event of Mr. Haubein's termination of employment from the Company or any other affiliate or subsidiary of The Southern Company for Cause at any time, Mr. Haubein shall forfeit the entire benefit provided in Paragraph 2 and the Company shall have no further obligations with respect to any amount under this Agreement. As used in this Agreement, the term "Cause" shall mean gross negligence or willful misconduct in the performance of the duties and services required in the course of employment by the Company or any other affiliate or subsidiary of the Southern Company; the final conviction of a felony or misdemeanor involving moral turpitude; the carrying out of any activity or the making of any statement which would prejudice the good name and standing of any of the Southern Entities or would bring any of the Southern Entities into contempt, ridicule or would reasonably shock or offend any community in which any of the Southern Entities is located; a material breach of the fiduciary obligations owed by an officer and an employee to any of the Southern Entities; or Mr. Haubein's unsatisfactory performance of the duties and services required by his employment.

          5. Paragraph 22 of the Agreement is deleted in its entirety, and the current Paragraph 23 shall be renumbered Paragraph 22.

          6. The Release Agreement attached to the Agreement as Exhibit 1 is deleted in its entirety, and the Release Agreement attached hereto is inserted in lieu thereof.

          7. All parts of the Agreement not inconsistent herewith shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Separation Agreement this ____ day of _____________, 2002.

                             GEORGIA POWER COMPANY



                             By:
                                  -----------------------------
                             Its:
                                   ----------------------------




                           ROBERT H. HAUBEIN, JR.

                                                                EXHIBIT 1 to
                                                        Separation Agreement
                                                 with Robert H. Haubein, Jr.

                                RELEASE AGREEMENT

          THIS RELEASE ("Release") is made and entered into by and between ROBERT H. HAUBEIN, JR. ("Mr. Haubein") and GEORGIA POWER COMPANY, and its successor or assigns ("Company").

          WHEREAS, Mr. Haubein and Company have agreed that Mr. Haubein's employment with Georgia Power Company or any other subsidiary or affiliate of The Southern Company shall terminate on April 30, 2002;

          WHEREAS, Mr. Haubein and the Company have previously entered into that certain Separation Agreement, dated December 21, 2001, and the related First Amendment to Separation Agreement, dated _________________, ______ (collectively, "Agreement"), that this Release is incorporated therein by reference;

          WHEREAS, Mr. Haubein and Company desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Mr. Haubein's employment, and his termination of employment, with appropriate releases, in accordance with the Agreement;

          WHEREAS, the Company desires to compensate Mr. Haubein in accordance with the Agreement for service he has or will provide for the Company as an employee of the Company or as an employee of any other affiliate or subsidiary of The Southern Company;

          NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth in this Release, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

          1. Release. Mr. Haubein does hereby remise, release and forever discharge the Company and its officers, directors, employees, agents, shareholders, parent corporation and affiliates, and their respective predecessors, successors, assigns, heirs, executors and administrators (collectively, "Releasees"), of and from all manner of actions and causes of action, suits, debts, claims and demands whatsoever at law or in equity, known or unknown, actual or contingent, including, but not limited to, any claims which have been asserted, or could be asserted now or in the future, against any Releasees arising under any and all federal, state or local laws and any common law claims, and including, but not limited to, any claims Mr. Haubein may have pursuant to the Age Discrimination in Employment Act and any claims to benefits under any and all offer letters, employment or separation agreements, or bonus, severance, workforce reduction, early retirement, out-placement, or other similar plans sponsored by the Company, now or hereafter recognized (collectively, "Claims"), which he ever had or now has or may in the future have, by reason of any matter, cause or thing arising out of his employment relationship and privileges, his serving as an employee of the Company or the separation from his employment relationship or affiliation as an employee of the Company as of the date of this Release against each of the Releasees. Notwithstanding the foregoing, Mr. Haubein does not release any Claims under the Age Discrimination in Employment Act that may arise after his execution of this Release.

          2. No Assignment of Claim. Mr. Haubein represents that he has not assigned or transferred, or purported to assign or transfer, any Claims or any portion thereof or interest therein to any party prior to the date of this Release.

          3. Compensation. In accordance with the Separation Agreement, the Company agrees to pay Mr. Haubein, his spouse or his estate, as the case may be, the amounts provided in Paragraph 2 of the Agreement.

          4. No Admission Of Liability. This Release shall not in any way be construed as an admission by the Company or Mr. Haubein of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person, on the part of itself or himself, its or his employees or agents.

          5. Voluntary Execution. Mr. Haubein warrants, represents and agrees that he has been encouraged in writing to seek advice from anyone of his choosing regarding this Release, including his attorney and accountant or tax advisor prior to his signing it; that this Release represents written notice to do so; that he has been given the opportunity and sufficient time to seek such advice; and that he fully understands the meaning and contents of this Release. He further represents and warrants that he was not coerced, threatened or otherwise forced to sign this Release, and that his signature appearing hereinafter is voluntary and genuine. EMPLOYEE UNDERSTANDS THAT HE MAY TAKE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT HE DESIRES TO ENTER INTO THIS RELEASE.

          6. Ability to Revoke Agreement. EMPLOYEE UNDERSTANDS THAT HE MAY REVOKE THIS RELEASE BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN (7) DAYS OF HIS EXECUTION OF THIS RELEASE AND THAT THIS RELEASE IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD. HE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS RELEASE WILL BE BINDING UPON HIM AND HIS HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE.

Acknowledged and Agreed To:
                                    "COMPANY"
                            GEORGIA POWER COMPANY
                            By:
                                     ---------------------------------
                            Its:
                                     ---------------------------------

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE. I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

                                   "EMPLOYEE"
                             ROBERT H. HAUBEIN, JR.

Date_____         _________

WITNESSED BY:

--------------------------------------------

--------------------------------------------
Date